Exhibit 10.10

ONDAS INC.

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Agreement”), is made and effective as of this [     ] day of [     ] (the “Grant Date”), by and between Ondas Inc. (f/k/a Zev Ventures Incorporated) (the “Company”), and [     ] (“Participant”).

W I T N E S S E T H:

WHEREAS, the Company is desirous of increasing the incentive of Participant whose contributions are important to the continued success of the Company;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the Company hereby grants Participant options to purchase shares of Common Stock of the Company pursuant to the Ondas Inc. 2021 Incentive Stock Plan, as amended and its Israeli Appendix attached thereto as Annex A (collectively, the “Plan”), upon the following terms and conditions. Capitalized terms not defined herein shall have the meaning ascribed thereto in the Plan.

1.	GRANT OF OPTION

Subject to the terms and conditions of this Agreement and the Plan, effective as of the Grant Date, the Company hereby grants to the Participant an Option to purchase an aggregate of [               ] ([     ]) shares of the Company’s Common Stock (the “Options”), which shall be granted hereunder as an 102 Trustee Grant, subject to the 102 Capital Gains Track and shall be granted to the Trustee in favor of the Participant. The Options shall be governed by and subject to the terms and conditions set forth in the Plan, applicable to such tax track of Options.

2.	EXERCISE PRICE

The Exercise Price of this Option shall be US $[      ] per share of Common Stock of the Company.

3.	TERM AND VESTING OF OPTION

(a)	Option Period. This Option shall terminate and all rights to purchase shares of Common Stock hereunder shall cease on the tenth anniversary of the Grant Date.

(b)	Vesting. Subject to Section 5 and 6 hereof, this Option shall vest [ ]. There shall be no proportionate or partial vesting in the periods between the vesting dates and all vesting shall occur only on the aforementioned vesting dates.

4.	EXERCISE AND PAYMENT

(a)	General. When the Option has vested and any other conditions to the exercise of an Option have been satisfied, Participant may exercise the Option only in accordance with the following provisions. Participant shall deliver to the Company a written notice stating that Participant is exercising the Option and specifying the number of shares of Common Stock which are to be purchased pursuant to the Option, and such notice shall be accompanied by payment in full of the Exercise Price of the shares of Common Stock for which the Option is being exercised, by one or more of the methods provided for in the Plan. An attempt to exercise any Option granted hereunder other than as set forth in the Plan shall be invalid and of no force and effect.

(b)	Payment of the Exercise Price. Payment of the Exercise Price for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made by cash, certified or cashier’s check, bank draft or money order, or by any other method which the Committee, in its sole and absolute discretion and to the extent permitted by the Plan and applicable law, may permit.

5.	TERMINATION OF EMPLOYMENT

(a)	General. Upon Participant’s termination of employment or other service (including as a board member) with the Company and any of its subsidiaries for any reason, the unvested portion of the Option shall expire.

(b)	Termination Without Cause. Notwithstanding the provisions of the Plan, in the event that Participant’s termination of employment or other service (including as a board member) with the Company and any of its subsidiaries for any reason other than for Cause or because of the Participant’s death or disability, the Participant shall have (i) ninety (90) days to exercise the Option, or (ii) if earlier, until the expiration of the term of the Option.

(c)	Termination Due to Death or Disability. In the event that Participant’s termination of employment or other service (including as a board member) with the Company and any of its subsidiaries is due to the death or disability of the Participant, the Participant shall have (i) 12-months to exercise the Option, or (ii) if earlier, until the expiration of the term of the Option.

(d)	Termination for Cause. In the event the termination is for Cause, any Option held by Participant at the time of such termination shall be deemed to have terminated and expired upon the date of such termination.

6.	MISCELLANEOUS

(a)	Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance, and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by, and construed in accordance with the laws of the State of Nevada.

(b)	Israeli Law. If the Participant resides in Israel, the Option (i) shall be allocated on your behalf to the Trustee under the provisions of the Capital Gains Tax Track and will be held by the Trustee for the period stated in Section 102 of the Income Tax Ordinance, 1961 and the Income Tax Regulations (Tax Relieves in Allocation of Shares to Employees), 2003 promulgated thereunder (“Section 102”); are (ii) is granted to you and allocated to the Trustee in accordance with the provisions of Section 102, and subject to all terms and conditions as set forth in this Agreement.

(c)	Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

(d)	Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Board and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

(e)	Withholding. In connection with the exercise of the Option, the Participant agrees (a) to pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state or local, domestic or foreign taxes of any kind required by law to be withheld with respect to such exercise, and (b) that the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the exercise of the Option.

(f)	Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however that if the final day of any time period falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

(g)	No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

(h)	Entire Agreement; Amendments. This Agreement (including the documents and exhibits referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof. This Agreement may not be amended, supplemented, or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement, or modification is sought.

(i)	No Rights to Continued Employment. Nothing contained herein shall give the Participant the right to be retained in the employment or service of the Company or any of its subsidiaries or affiliates or affect the right of any such employer to terminate the Participant.

(j)	Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ONDAS INC.

By:
Name:
Title:

I, the undersigned, hereby acknowledge receipt of a copy of the Plan and am familiar with the terms and provisions thereof and accept the Options subject to all of the terms and provisions thereof. I have reviewed the Plan and this Stock Option Agreement in their entirety, have had an opportunity to obtain the advice of counsel prior to executing this Stock Option Agreement, and fully understand all provisions of this Stock Option Agreement. I agree to notify the Company upon any change in the residence address indicated above. I hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Board upon any question arising under the Plan or this Agreement. I hereby further acknowledge and agree that Options shall be exercisable by delivery of an exercise notice in the form attached hereto as Annex B (the “Exercise Notice”). In addition, I hereby agree to sign any and all documents required by law and/or by the Company and/or by the Trustee. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price for the number of shares of Common Stock of the Company to be purchased (for the portion requested). The Options shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.

I hereby further acknowledge that I am aware that I am being granted an 102 Trustee Grant, of the 102 Capital Gains Track, and that I am familiar with the provisions of Section 102 and the regulations and rules promulgated thereunder, applicable to such Options in such tax track, including without limitations, the tax implications applicable to such grant, and agree to be bound by said provisions. I accept the provisions of the Trust Agreement signed between the Company and the Trustee, attached as Annex C hereto, and agree to be bound by its terms, and I undertake not to release, by sale or transfer, the Options granted under the 102 Trustee Grant, and shares of Common Stock of the Company issued pursuant to the exercise thereto, and all rights attached thereto (including bonus shares) prior to the lapse of the Required Holding Period.

__________________

Participant

Name: [NAME]

Address: ______________________

Annex A

The Plan

Annex B

DATE: _______

EXERCISE NOTICE FOR OPTIONS GRANTED UNDER 102 TRUSTEE GRANT

To:

IBI Trust Management

(the “Trustee”)

Re:	Exercise of Options to Purchase Common Stocks of Ondas Inc. (the “Company”)

All capitalized terms, to the extent not defined herein, shall have the meanings set forth in the Company’s 2021 Incentive Stock Plan, as amended and the Israeli Appendix (the “Plan”).

Pursuant to the option to purchase up to [SHARE AMOUNT] shares of Common Stock of the Company, granted to me by the Company, and registered in the name of the Trustee, out of which option to purchase [__] shares of Common Stock have vested to date, I hereby wish to notify and instruct the Trustee to exercise my option to purchase [__] shares of Common Stocks of the Company (the “Options”).

[I confirm that according to the Plan and my Stock Option Agreement, since my employment with the Company was terminated as of [______], the remaining [__] options granted to me which are not vested options expired automatically. I hereby further confirm that other than the Options exercised pursuant to this Exercise Notice I have no further right in the equity of the Company and the Company has fulfilled all of its promises and undertakings towards me.]

I am aware, agree and acknowledge that the shares of Common Stock issued pursuant to this exercise notice are subject to the provisions of Section 102 of the Ordinance, and the 102 Capital Gains Track, and will be issued in the name of the Trustee under the Plan.

I am further aware and confirm that the provisions of the Plan and the Agreement executed between me and the Company shall continue to apply, as applicable to the shares of Common Stock issued pursuant to the exercise of the Options.

Attached hereto is the full consideration for such exercise, in the amount of US$ [___].

Sincerely yours,

________________

[NAME]

Annex C

Trust Agreement